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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                August 28, 1997

                          SNYDER COMMUNICATIONS, INC.
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            (Exact name of Registrant as specified in its charter)

           Delaware                      1-12145                  52-1983617
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(State or other jurisdiction     (Commission File Number)      (I.R.S Employer
      of incorporation)                                      Identification No.)


                  Two Democracy Center, 6903 Rockledge Drive
                     15th Floor, Bethesda, Maryland 20817
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        (Address of principal executive offices)             (Zip Code)

                                (301) 468-1010
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             (Registrant's telephone number, including area code)


                                Not applicable
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        (Former name of former address, if changed since last report.)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        Snyder Communications Inc., a Delaware corporation (the "Registrant"), acquired all of the issued share capital of Halliday Jones Sales Limited, a United Kingdom company ("Halliday Jones") in exchange for $7.4 million of its existing cash and 425,478 shares of its common stock, $.001 par value. Halliday Jones will operate as a wholly owned subsidiary of the Registrant. This transaction has been accounted for as a purchase for accounting and financial reporting purposes. The consideration paid and the other material terms of the transaction were determined through arms'-length negotiation between the Registrant and Halliday Jones.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SYNDER COMMUNICATIONS, INC.
                                                (Registrant)


Date: September 11, 1997                /s/ MICHELE D. SNYDER
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                                            Michele D. Snyder
                                            Vice Chairman, President
                                            and Chief Operating Officer

Date: September 11, 1997                /s/ A. CLAYTON PERFALL
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                                            A. Clayton Perfall
                                            Chief Financial Officer